EXHIBIT 5.1

MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP

ATTORNEYS AT LAW

1617 JOHN F. KENNEDY BOULEVARD

SUITE 1500

PHILADELPHIA, PA 19103-1815

(215) 557-2900

FACSIMILE (215) 557-2990/2991

WILLIAM M. SHIELDS

Direct Dial: (215) 557-2943

wshields@mdmc-law.com

June 1, 2007

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, PA 19010

Re:	Issuance of shares of common stock of Bryn Mawr Bank Corporation in connection with Bryn Mawr Bank Corporation’s 2007 Long-Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Bryn Mawr Bank Corporation, a Pennsylvania business corporation (“BMBC”) in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the offering of up to 428,996 shares (the “Shares”) of BMBC common stock, par value $1.00 per share (the “Common Stock”) pursuant to BMBC’s 2007 Long-Term Incentive Plan (the “Plan”). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

Based on the foregoing, we are of the opinion that the Shares offered pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Plan, will be legally issued, fully paid and non-assessable (except as to any Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and non-assessable when such deferred payments are made in full).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to

MCELROY, DEUTSCH , MULVANEY & CARPENTER, LLP

Bryn Mawr Bank Corporation

June 1, 2007

advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in factors or any other matters that hereafter might occur or be brought to our attention.

McElroy, Deutsch, Mulvaney & Carpenter, LLP

By:	/s/ William M. Shields
William M. Shields

WMS:tmm